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                                                                   Exhibit 10.36

                          GUARANTEED PURCHASE AGREEMENT

         This Guaranteed Purchase Agreement (the "Agreement") is entered into as of this 19th day of March, 2001, by and between NELnet, Inc., a Nevada Corporation ("NELnet") and Union Bank and Trust Company in its own right and as trustee under any trusts established to own or invest in guaranteed student loans ("Union Bank and Trust").

                                   WITNESSETH:

         WHEREAS, Union Bank and Trust is entering into, and has entered into, trust/custodial/agency agreements (the "Agreements") with various investors (the "Grantors") pursuant to which it agrees to invest funds transferred to it by Grantors in obligations specified in the Agreements, which investments shall, collectively, comprise any or all trusts established through the trust department of Union Bank and Trust (the "Trusts") and which are represented by interests (the "Interests") in such Trusts;

         WHEREAS, the Trusts invest primarily in student assistance loans or interests therein which are made, guaranteed or insured pursuant to the Higher Education Act of 1965, as amended (the "Student Loans");

         WHEREAS, the Agreements require that Union Bank and Trust return such funds to Grantors promptly upon Grantors' request;

         WHEREAS, Union Bank and Trust wishes to enter into this Guaranteed Purchase Agreement in order to arrange for a guaranteed purchase by NELnet or its designee of Student Loans held by the Trusts to assure that Union Bank and Trust will be able to meet its contractual obligations to Grantors under the Agreements;

         WHEREAS, NELnet is willing to agree to purchase or arrange for the purchase, from time to time, Student Loans upon the terms and conditions herein specified, through an eligible lender trustee acting on its behalf or on behalf of its designee;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         1. Commitment to Purchase. From the date hereof and for a period thereafter of 360 days, NELnet does hereby irrevocably agree to use its best efforts to purchase or attempt to arrange for a designee to purchase from Union Bank and Trust, or the designee of Union Bank and Trust, Student Loans at a purchase price equal to the principal balance thereof, plus accrued interest thereon upon presentation of a request for purchase by Union Bank and Trust in the manner provided herein. This commitment to purchase shall not exceed the aggregate amount of $750,000,000.00. The term of this commitment shall be extended for additional 360-day successive periods unless either party gives notice to the other of intent to terminate at least 90 days prior to the end of the then-current term.

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         2.       Demand for Purchase. Union Bank and Trust may make a request or requests (a "Purchase Request") that NELnet purchase such Student Loans. Each Purchase Request shall be made by Union Bank and Trust's representative telephoning NELnet's representative and advising such person of the sum of the principal balances and interest accrued thereon of the Student Loans to be purchased. Union Bank and Trust hereby appoints Mike Dunlap or Ken Backemeyer as its representatives to make Purchase Requests. NELnet hereby appoints Don Bouc or Terry Heimes as its representatives to receive such Purchase Requests. NELnet shall then, after receipt of the Purchase Request, provide Union Bank and Trust with immediately available funds to satisfy each Purchase Request. NELnet shall use best efforts to make payment within thirty calendar days of receipt of any Purchase Request received by NELnet prior to 11:00 a.m. Central Standard Time, or within thirty-one calendar days of receipt of any Purchase Request received by NELnet on or after 11:00 a.m. Central Standard Time. Any sale, transfer or other disposition to NELnet of Student Loans shall be made pursuant to the terms and conditions of NELnet's standard purchase agreement, as modified between Union Bank and Trust as selling Lender and NELnet or its permitted assignee or eligible lender trustee as Purchaser, which agreement is marked as Attachment I, attached hereto and incorporated by this reference. The price of purchasing Student Loans pursuant to a Purchase Request shall be at a premium of 0.0% over the par value (100.0% of the outstanding principal balances) together with interest accrued through the date of closing of the Student Loans. The obligation of NELnet to honor Purchase Requests is irrevocable. All origination fees in connection with purchased Student Loans shall be the obligation of Union Bank and Trust.

         3. Required Sales. During the initial 360-day term and each renewal thereof, Union Bank and Trust shall sell to NEBHELP, INC. (or its assignee) Student Loans with an aggregate principal balance of $37.5 million per term and with characteristics and under the terms as set forth in Section 3 of that certain Guaranteed Purchase Agreement between Union Bank and Trust and NEBHELP, INC. dated as of September 27,1996 (the "NEBHELP Takeout"). The purchase price ("Purchase Price") for such required sales shall be at a premium of 1.5% (101.5% of the outstanding principal balance) together with interest accrued through the date of closing of the Student Loans, or as may otherwise be mutually agreed upon by the parties hereto. Such required sale shall not be in addition to Union Bank and Trust's obligations under the NEBHELP Takeout. In addition, if Union Bank and Trust wishes to sell any Student Loans or any interest therein to any third party, excluding a transfer to the Trusts commonly referred to as the "Short Term Federal Investment Trust," and excluding sales that Union Bank and Trust may otherwise previously be committed to make to NELnet, or under the NEBHELP Takeout, then Union Bank and Trust shall give notice to NELnet of its intent to sell identified portfolio(s) of Student Loans, thereby offering any such Student Loans for sale first to NELnet at the Purchase Price, and NELnet is hereby granted the option in its sole discretion to purchase, by and through its eligible lender trustee or designee, all or any portion of Student Loans so offered on a date as may be mutually agreed upon by the parties. All origination fees in connection with purchased Student Loans shall be the obligation of Union Bank and Trust. NELnet may exercise such option by giving notice to Union Bank and Trust of its intent to do so within seven (7) business days of receipt by NELnet of Union Bank and Trust's notice of intent to sell. If NELnet fails to exercise its option within a timely manner, then Union Bank and Trust shall be entitled to sell such Student Loans, after notice to NELnet and subject to NELnet's right of first refusal on any sale to a third party, in connection with which NELnet shall have three business days (after receipt of notice from Union Bank and Trust setting forth the proposed terms

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of sale) in which to match, at its option, the terms of sale to any such proposed third party purchaser; if NELnet does not match such terms, then
Union Bank and Trust may transfer such Student Loans to such third party under the terms previously described to NELnet NELnet shall pay to Union Bank and Trust, as partial consideration for such rights and option, the sum of $175,000 in immediately available funds for each year during the term or any renewal of this Agreement. Union Bank and Trust also acknowledges that NELnet's execution and delivery of that certain First Amendment of Marketing Reimbursement Agreement of even date herewith, in which NELnet undertakes to pay a greater share of marketing costs and other obligations, furnishes a portion of the consideration for NELnet's rights and option as acquired in this Agreement.

         4. Representations by NELnet. NELnet does hereby covenant, represent and warrant that:

                  A. This Guaranteed Purchase Agreement has been duly authorized, executed, and delivered by NELnet in compliance with all laws, rules and regulations binding upon, or applicable to NELnet.

                  B. In entering into this Guaranteed Purchase Agreement, NELnet has relied solely upon the representations, warranties and conditions specified and set forth herein and investigation and due diligence or review conducted by them and their representatives.

         5. Representations by Union Bank and Trust. Union Bank and Trust does hereby covenant, represent and warrant that:

                  A. This Guaranteed Purchase Agreement has been duly authorized, executed, and delivered by Union Bank and Trust in compliance with all laws, rules and regulations binding upon, or applicable to Union Bank and Trust.

                  B. In entering into this Guaranteed Purchase Agreement, Union Bank and Trust has relied solely upon the representations, warranties and conditions specified and set forth herein and investigation and due diligence or review conducted by them and their representatives.

                  C. All of the representations and warranties set forth in Exhibit "E" of Attachment I are true and correct.

                  D. All of the Student Loans purchased by NELnet pursuant to Purchase Requests shall be purchased from "eligible lenders" as that term is defined under the Higher Education Act of 1965, as amended.

         6. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. Union Bank and Trust hereby consents to any assignment of rights under this Guaranteed Purchase Agreement (or under the standard purchase agreements, Attachment I) by NELnet to any eligible lender trustee acting on behalf of NELnet or any affiliate

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of NELnet (or any eligible lender trustee acting on such affiliate's behalf), including without limitation NEBHELP, INC., NHELP-I, Inc., NHELP-III, Inc., NELnet Student Loan Corporation-1, NELnet Student Loan Corporation-2, or any successor in interest thereto or affiliate thereof.

         7.       Miscellaneous.

                  A. The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Guaranteed Purchase Agreement shall not affect the remaining portions hereof, and in case of any invalidity, this Agreement shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted.

                  B. This Guaranteed Purchase Agreement, and the rights and obligations of the parties hereunder, shall be governed by an interpreted in accordance with the laws of the State of Nebraska. The parties hereto submit themselves to the process, jurisdiction and venue of the courts of the State of Nebraska, for the purposes of suit, action or other proceedings arising out of, or relating to, this Agreement.

                  C. All agreements, representations and warranties made herein shall survive the purchase of Student Loans hareunder and shall bind the successors and permitted assigns of the parties hereto (including any successors or assigns by merger, consolidation, sale of assets or other transfer of any kind).

                  D. This Guaranteed Purchase Agreement may be executed in any number of counterparts, and by different parties on separate counter parts, and by different parties on separate counterparts, each of which shall be considered an original, and all of which, taken together, shall constitute the same agreement.

                  E. All notices, requests, demands, or other communications required by this Agreement (except a Purchase Request as defined herein, which may be made by telephonic notice) shall be in Writing and shall be deemed to have been given if hand delivered or mailed first class certified mail to the following addresses or to such other address of which notice has been given as provided' above:

                  If to Union Bank and Trust:

                           Union Bank and Trust Company
                           ATTENTION: Ken Backemeyer
                           P.O. Box 6155
                           Lincoln, NE 68506
                           Telephone: (402) 483-8234

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                  If to NELnet:

                                    NELnet, Inc.
                                    ATTENTION: Don Bouc
                                    121 S. 13(th) Street Suite 301
                                    Lincoln, NE 68508
                                    Telephone: (402)458-2300

                  F. Due to financings to which NELnet or its affiliates is a party the obligations of NELnet under this Agreement shall be restricted and limited to the extent of amounts permissible under financing agreements and articles of incorporation of the permitted assignee of NELnet hereunder.

                  G. This Agreement terminates all prior put option or guaranteed purchase agreements with respect to Student Loans between Union Bank and Trust and NELnet.

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranteed Purchase Agreement to be duly executed as of the day and year first above written.

UNION BANK AND TRUST COMPANY,                    NELnet, INC.
in its Own Right and As Trustee under Any
Trusts Established to Own or Invest In
Guaranteed Student Loans

By: /s/ Michael Dunlap                             By: /s/  Don Bouc
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    CEO                                                President
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    (Title)                                            (Title)

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